Exhibit 99.1

Tom Shuman
Executive Vice President
Sweet Success Enterprises
5711 Berkshire Lane
Dallas Texas 75209

Dear Tom,

I am resigning my position as regional sales vice president to pursue other interests. This is effective May 25, 2007.

I will be available for any information or help you need moving forward.

Good luck,

/s/ Mike Launer
Mike Launer